SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT is made this 28th day of September 1998, by and among Cypress Capital, Inc., a Nevada corporation ("Cypress"), Terra Telecommunications Corp. , a Florida corporation ("Terra"), and Joel Esquenazi and Carlos A. Rodriguez ("Shareholders").

     WHEREAS, Cypress desires to acquire all of the issued and outstanding shares of common stock of Terra in exchange for an aggregate of 9,500,000 authorized but unissued restricted shares of the common stock, $.0001 par value, of Cypress (the "Common Stock") the "Exchange Offer"); and

     WHEREAS, Shareholders own 100% of the issued and outstanding common stock of Terra and desire to exchange all of their shares of the common stock of Terra for shares of Cypress Common Stock; and

     WHEREAS, Terra desires to assist Cypress in a business combination which will result in Shareholders owning 95% of the then issued and outstanding shares of Cypress's Common Stock, and Cypress holding 100% of the issued and outstanding shares of the common stock of Terra; and

     WHEREAS, the share exchange contemplated hereby will result in the Shareholders tendering all of the outstanding common stock of Terra to Cypress in exchange solely for the Common Stock and no other consideration, which the parties hereto intend to treat as a reorganization under I.R.C. Section 368(a)(1)(B).

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                  ARTICLE 1
                            EXCHANGE OF SECURITIES

     1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, Cypress agrees to issue a total of 9,500,000 shares of Cypress's Common Stock in exchange for all of the issued and outstanding common stock of Terra. The Common Stock will be issued directly to the Shareholders in the amounts set forth on Schedule 1 hereto on the Closing.

     1.2 Exemption from Registration. The parties hereto intend that the Common Stock to be issued by Cypress to Shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act.

                                  ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF TERRA

     Except as disclosed in Schedule 2 which is attached hereto and incorporated herein by reference, Terra hereby represents and warrants to Cypress that:

     2.1 Organization. Terra is a corporation duly organized, validly existing, and in good standing under the laws of Florida, has all necessary corporate powers to own its properties and to carry on its business as now

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owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

     2.2 Capital. The authorized capital stock of Terra consists of 7,500 shares of common stock, of which 100 are currently issued and outstanding.
All of the issued and outstanding shares of Terra common stock are duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating Terra to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.3 Subsidiaries. Terra is a holding company which conducts its operations through wholly owned subsidiaries. The four principal subsidiaries of Terra are World Access Communications Corp. ("WACC"), Telecommunications Services, Inc. ("TSI"), Nextelcom Corp. ("NTC"), and Inter-American
Telecommunications Corp. ("IATC").   Each of WACC, TSI, NTC and IATC
(collectively the "Subsidiaries" and each a "Subsidiary") is duly organized and existing under the laws of the state of its incorporation and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

     2.4 Directors and Officers. Schedule 2 contains the names and titles of all directors and officers of Terra as of the date of this Agreement.

     2.5 Financial Statements. Terra has delivered to Cypress its audited consolidated balance sheet, consolidated statement of operations, consolidated statement of stockholders' equity and consolidated statement of cash flows as of and for the two years ended December 31, 1997, and its unaudited balance sheet and statement of operations for the six months ended June 30, 1998 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition of Terra on a consolidated basis as of June 30, 1998.

     2.6 Absence of Changes. Since June 30, 1998, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of Terra's knowledge, each of Terra and the Subsidiaries have conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of Terra or its Subsidiaries taken as a whole or waived or surrendered any claim or right of material value.

     2.7 Absence of Undisclosed Liabilities. Neither Terra, the Subsidiaries nor any of their properties or assets are, to the best of their knowledge, subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to Cypress or have otherwise been disclosed in writing to Cypress.

     2.8 Tax Returns. Within the times and in the manner prescribed by law, Terra and the Subsidiaries have filed all federal, state and local tax

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returns required by law, or have filed extensions which have not yet expired, and have paid all taxes, assessments and penalties due and payable, except for amounts which are not material to Terra and the Subsidiaries, taken as a whole.

     2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Cypress and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of Terra. Terra shall make available to Cypress and/or its attorneys all books and records of Terra. Terra may request that any person receiving information with respect to it shall execute and deliver an appropriate confidentiality agreement as a condition to such receipt.

     2.10 Compliance with Laws. Terra and the Subsidiaries have each, to the best of their knowledge, complied with, and are not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting their properties or the operation of their business, except for matters which would not have a material affect on Terra and the Subsidiaries or their properties taken as a whole.

     2.11 Litigation. Except as disclosed in writing to Cypress, Terra is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of Terra, threatened against or affecting Terra or its business, assets or financial condition, except for matters which would not have a material adverse affect on Terra or its properties. Terra is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Terra is not engaged in any lawsuit to recover any material amount of monies due to it.

     2.12 Authority. Terra has full corporate power and authority to enter into this Agreement. The board of directors of Terra has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of Terra and the performance of the obligations of Terra under this Agreement. No other corporate proceedings on the part of Terra are necessary to authorize the execution and delivery of this Agreement by Terra in the performance of its obligations under this Agreement. This Agreement is, when executed and delivered by Terra, and will be a valid and binding agreement of Terra, enforceable against Terra in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     2.13 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, nor the performance by Terra of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will to the best of Terra's knowledge: (a) materially violate any provision of Terra's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Terra or any Subsidiary, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to

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
which Terra is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of Terra or either Subsidiary; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Terra or any Subsidiary is bound or subject.

     2.14 Full Disclosure. None of the representations and warranties made by Terra herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by Terra, or on its behalf, contains or will contain any untrue statement of material fact.

     2.15 Assets. Terra and the Subsidiaries each have good and marketable title to all of their tangible properties and such tangible properties are not subject to any material liens or encumbrances, except for the World Access, Inc./Resurgens equipment as set forth and discussed in Footnote 10(e) of the Financial Statements.

     2.16 Material Contracts and Obligations. Attached hereto on Schedule 2 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which Terra is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by Terra in excess of $50,000; or which involve transactions or proposed transactions between Terra and its officers and directors. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by Cypress and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts, and assuming that such other parties have not defaulted on such agreements and contracts.

     2.17 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Terra, to its knowledge, in connection with: (a) the execution and delivery by Terra of this Agreement; (b) the performance by Terra of its obligations under this Agreement; or (c) the consummation by Terra of the transactions contemplated under this Agreement.

                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF CYPRESS

     Except as disclosed in Schedule 3 which is attached hereto and incorporated herein by reference, Cypress represents and warrants to Terra that:

     3.1 Organization. Cypress is a corporation duly organized, valid existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

     3.2 Capitalization. The authorized capital stock of Cypress consists of 100,000,000 shares of $.0001 par value Common Stock of which 1,250,000 shares of Common Stock are currently issued and outstanding, and 5,000,000 shares of Preferred Stock, of which no shares are currently issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Cypress to issue or to transfer from treasury any additional shares of its capital stock of any class. Prior to the Closing, shareholders of Cypress will surrender for cancellation an aggregate of 750,000 shares of Common Stock.

     3.3 Subsidiaries. Cypress does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     3.4 Directors and Officers. Schedule 3 contains the names and titles of all directors and officers of Cypress as of the date of this Agreement.

     3.5 Financial Statements. Cypress has delivered to Terra its audited balance sheet and statements of operations and cash flows as of and for the period ended December 31, 1997, and its unaudited balance sheet and statements of operations for the six months ended June 30, 1998 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. As of the Closing, Cypress will have no assets and no liabilities.

     3.6 Absence of Changes. Since June 30, 1998, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of Cypress's knowledge, Cypress has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value. Cypress's business prior to the closing hereunder shall consist solely of activities preparatory to the closing hereunder.

     3.7 Absence of Undisclosed Liabilities. To the best of Cypress's knowledge, neither Cypress nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to Terra.

     3.8 Tax Returns. Within the times and in the manner prescribed by law, Cypress has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

     3.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Terra shall have the opportunity to meet with Cypress's accountants and attorneys to discuss the financial condition of Cypress. Cypress shall make available to Terra all books and records of Cypress.

     3.10 Compliance with Laws. To the best of Cypress's knowledge, Cypress has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business. Further, Cypress has filed all periodic reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). Cypress

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represents that  the reports filed by Cypress under the 1934 Act are true, accurate and complete and do not omit to state a fact necessary to be stated therein in order to make the statements made therein not misleading.

     3.11 Litigation. Cypress is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Cypress, threatened against or affecting Cypress or its business, assets, or financial condition. Cypress is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. Cypress is not engaged in any legal action to recover moneys due to it.

     3.12 No Prior or Pending Investigation. Cypress is not aware of any prior or pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding Cypress or any officers or directors of Cypress or any shareholders of Cypress or controlling persons of such shareholders.

     3.13 Authority. Cypress has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of Cypress has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of Cypress, the performance of the obligations of Cypress under this Agreement and the consummation by Cypress of the transactions contemplated under this Agreement. No other corporate proceedings on the part of Cypress are necessary to authorize the execution and delivery of this Agreement by Cypress in the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by Cypress, will be a valid and binding agreement of Cypress, enforceable against Cypress in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

     3.14 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, nor the performance by Cypress of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of Cypress's knowledge: (a) violate any provision of Cypress's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Cypress, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which Cypress is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Cypress; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Cypress is bound or subject.

     3.15 Validity of Cypress Shares. The shares of Cypress Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     3.16 Full Disclosure. None of the representations and warranties made by Cypress herein, or in any exhibit, certificate or memorandum furnished

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or to be furnished by Cypress, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     3.17 Material Contracts and Obligations. Cypress has no material contracts to which it is a party or by which it is bound.

     3.18 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Cypress in connection with: (a) the execution and delivery by Cypress of its obligations under this Agreement; (b) the performance by Cypress of its obligations under this Agreement; or (c) the consummation by Cypress of the transactions contemplated by this Agreement.

     3.19 Real Property. Cypress does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.

     3.20 Regulatory Concerns. Cypress further represents that there have been no comments, either oral or in writing, raised by the Securities and Exchange Commission or any state securities regulatory agency that have not been responded to and resolved to the satisfaction of such regulator as of the date hereof.

                                   ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

     4.1 Share Ownership. Shareholders hold 100% of the issued and outstanding shares of Terra common stock. Such shares are owned of record and beneficially by Shareholders, and such shares are not subject to any lien, encumbrance or pledge, but they are restricted securities as defined in Rule 144 of the Securities Act of 1933. Shareholders have the full and requisite authority to exchange such shares pursuant to this Agreement.

     4.2 Investment Intent. Shareholders understand and acknowledge that the shares of Cypress Common Stock (the "Cypress Shares") are being offered for exchange in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933 (the "Securities Act") for non-public offerings; and each Shareholder makes the following representations and warranties with the intent that the same may be relied upon in determining the suitability of each Shareholder as a purchaser of securities:

          (a) The Cypress Shares are being acquired solely for the account of Shareholder, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no intention of distributing or reselling any part of the Cypress Shares.

          (b) Shareholder agrees not to dispose of his Cypress Shares or any portion thereof unless and until counsel for Cypress shall have determined that the intended disposition is permissible and does not violate the Securities Act or any applicable state securities laws, or the rules and regulations thereunder.

          (c) Shareholder acknowledges that Cypress has made all documentation pertaining to all aspects of the Exchange Offer available to him, and has offered such person an opportunity to discuss the Exchange Offer with the officers of Cypress.

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          (d)     Shareholder has relied solely upon independent
investigations made by Shareholder.

          (e) Shareholder is knowledgeable and experienced in making and evaluating investments of this nature and desires to accept the Exchange Offer on the terms and conditions set forth.

          (f) Shareholder is able to bear the economic risk of an investment, as a result of the Exchange Offer, in the Cypress Shares.

     4.3 Legend. Shareholders agree and acknowledge that the certificates evidencing the Cypress Shares acquired pursuant to this Agreement will have a legend placed thereon stating that the securities have not been registered under the Act or any state securities laws and setting forth or referred to the restrictions on transferability and sale of the Shares.

                                  ARTICLE 5
                                  COVENANTS

     5.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

     5.2 Conduct of Business. Prior to the Closing, Cypress and Terra shall each conduct their respective businesses in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Except as provided herein, neither Cypress nor Terra shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein.

                                 ARTICLE 6
                 CONDITIONS PRECEDENT TO CYPRESS'S PERFORMANCE

     6.1 Conditions. The obligations of Cypress hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. Cypress may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Cypress of any other

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condition of or any of Cypress's other rights or remedies, at law or in equity, if Terra shall be in default of any of their representations, warranties, or covenants under this Agreement.

     6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Terra in this Agreement or in any written statement that shall be delivered to Cypress by Terra under this Agreement shall be true and accurate on and as of the Closing Date in all material respects as though made at that time.

     6.3 Performance. Terra shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     6.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Terra on or before the Closing Date.

                                  ARTICLE 7
                   CONDITIONS PRECEDENT TO TERRA'S PERFORMANCE

     7.1 Conditions. The obligations of Terra hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 7. Terra may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Terra of any other condition of or any of its rights or remedies, at law or in equity, if Cypress shall be in default of any of its representations, warranties or covenants under this Agreement.

     7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Cypress in this Agreement or in any written statement that shall be delivered to Terra by Cypress under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     7.3 Performance. Cypress shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

     7.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Cypress on or before the Closing Date.

     7.5 Directors of Cypress. Effective on the Closing, Cypress shall have fixed the size of its Board of Directors at two (2) persons, and such Board of Directors shall include Joel Esquenazi and Carlos A. Rodriguez.

     7.6 Officer's of Cypress. Effective on the Closing, Cypress shall have elected the following new Officers of Cypress:

          Joel Esquenazi      -   President
          Carlos A. Rodriguez -   Executive Vice President and Secretary
          David C. Langle     -   Vice President and Chief Financial Officer

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     7.7     Cancellation of 750,000 Shares of Common Stock.  Shareholders of
Cypress will submit for cancellation an aggregate of 750,000 shares of Cypress Common Stock and shall release any and all claims thereto.

                                  ARTICLE 8
                                   CLOSING

     8.1 Closing. The Closing of this transaction shall be held by faxing copies of the executed documents and sending originals by overnight courier on such date as shall be mutually agreed upon by the parties. At the Closing:

          (a) Shareholders shall present duly endorsed certificates representing their shares of Terra being exchanged to Cypress.

          (b) Shareholders shall receive a certificate or certificates representing a total of 9,500,000 shares of Cypress Common Stock for which the shares of Terra common stock shall have been exchanged.

          (c) Cypress shall deliver a signed Consent and/or Minutes of the Directors of Cypress approving this Agreement and each matter to be approved by the Directors of Cypress under this Agreement.

          (d) Terra shall deliver a signed Consent or Minutes of the Directors approving this Agreement and each matter to be approved by the Directors under this Agreement.

          (e) Cypress shareholders shall deliver for cancellation certificates representing 750,000 shares of Cypress common stock and shall release any and all claims thereto.

                                  ARTICLE 9
                                POST-CLOSING

     9.1 As soon as practicable following the Closing, the Florida corporation and the Nevada corporations having the name Terra
Telecommunications Corp. will merge and the publicly-held Nevada corporation will be the survivor.

                                  ARTICLE 10
                                 MISCELLANEOUS

     10.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     10.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     10.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future

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of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     10.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     10.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     10.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Nevada, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

     10.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed or the following day if sent by Federal Express, Airborne Express, DHL, UPS or other recognized overnight courier. Any notice hereunder shall also be transmitted by facsimile. The addresses and facsimile numbers to be used are as follows:

     Cypress:

               Cypress Capital, Inc.
               Attn:  Timothy J. Brasel
               5770 South Beech Court
               Greenwood Village, Colorado  80121
               Fax:  (303)  221-7377

     with a copy to:

               Jon D. Sawyer, Esq.
               Krys Boyle Freedman & Sawyer, P.C.
               600 Seventeenth Street, Suite 2700 South Tower
               Denver, Colorado 80202
               Fax:  (303) 893-2882

     Shareholders:

               c/o Terra Telecommunications Corp.
               1101 Brickell Avenue, Suite 200
               Miami, Florida  33131
               Fax:  (305) 577-9774

     10.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     10.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     10.10 Brokers. The parties hereto represent and agree that no broker has brought about the aforementioned transaction and no finder's fee has been paid or is payable by any party. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

     10.11 Announcements. Cypress and Shareholders will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     10.12 Expenses. Cypress, Terra each agree that WACC has deposited $5,000 in the trust account of Krys Boyle Freedman & Sawyer, P.C. ("Krys Boyle") and that these funds will be used to pay the legal fees of Krys Boyle which is representing Cypress in this transaction. To the extent Krys Boyle's fees are less than $5,000, the balance will be returned to WACC. Other than these legal fees, WACC and Cypress will pay their own expenses reasonably incurred in connection with this transaction.

     10.13 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for hereinabove, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other parties.

     AGREED TO AND ACCEPTED as of the date first above written.

CYPRESS CAPITAL, INC.               TERRA TELECOMMUNICATIONS CORP.


By /s/ Timothy J. Brasel            By /s/ Joel Esquenazi
  Timothy J. Brasel, President        Joel Esquenazi, President

SHAREHOLDERS:


/s/ Joel Esquenazi
Joel Esquenazi


/s/ Carlos A. Rodriguez
Carlos A. Rodriguez



                                    12
PAGE

                                SCHEDULE 1

                      STOCK OWNERSHIP OF TERRA AND
                 SHARES OF CYPRESS TO BE EXCHANGED THEREFOR



                                          Number of
                      Number of            Cypress
     Name              Shares              Shares

Joel Esquenazi            75               7,125,000
Carlos A. Rodriguez       25               2,375,000

                                  SCHEDULE 2

                        TERRA TELECOMMUNICATIONS CORP.
                                  ("Terra")

2.3  Subsidiaries:

     (a)  Terra holds interests in the following entities:

          1.     WACC (100%)
          2.     TSI (100%)
          3.     NTC (100%)
          4.     IATC (100%)

2.4  Directors and Officers:

     Terra:

       Joel Esquenazi       -  President, Treasurer and Director
       Carlos A. Rodriguez  -  Vice President, Secretary and Chief
                                 Operating Officer
       David C. Langle      -  Vice President and Chief Financial Officer

2.11 Litigation

     Litigation referred to in attorney audit response letters provided in connection with the audit of the Financial Statements which have been provided to Cypress.

2.17 Material Contracts of WACC, TSI, NTC and IATC:

     WACC:

     1. Office space and equipment leases as summarized in footnote 6 of the Financial Statements.

     2. Telephone line lease agreements with foreign affiliates and/or partners as summarized in footnote 6 of the Financial Statements.

     3. Employment Agreement with David C. Langle.

     4. Notes receivable from shareholders as described in footnote 8 of the Financial Statements.

     5. Investment Banking Agreement with Coast Partners Securities regarding a $12 million private placement of subordinated convertible debentures.

     6. Network Development and Management Agreement with Resurgens dated June 30, 1998, and the related agreements involving NTC and World Access Inc. of Atlanta which are summarized in footnote 10 of the Financial Statements.

     7. Restructuring Agreement dated January 27, 1998, among Global Telecom Holding Corp., WACC, TSI, NTC, IATC, Joel Esquenazi and Carlos A. Rodriguez.

PAGE

                                  SCHEDULE 3

                             CYPRESS CAPITAL, INC.
                                 ("Cypress")


3.2   Directors and Officers of Cypress:

      Timothy J. Brasel - President, Secretary, Treasurer and Director James R. Sjoerdsma - Director

3.19  Material Contracts of Cypress:

      None.